Exhibit 10.15

Business Alliance Agreement

PayPay Corp. (“PayPay”), SB C&S Corp. (“C&S”) and SB Payment Service Corp. (“SBPS”; PayPay, C&S and SBPS collectively, the “Parties”) agree to fully amend the Business Alliance Agreement (including the amendments “Original Agreement”) signed between the Parties dated March 31, 2023, in connection with the incorporation of PayPay SC Corp., and enter into the Business Alliance Agreement as follows (this “Agreement”).

Article 1 Purpose

The purpose of this Agreement is to confirm the roles of the Parties with respect to the joint provision of PayCAS services (hereinafter referred to as the “PayCAS Project”) and to establish matters relating to revenue sharing in the PayCAS Project.

Article 2 Definitions

The following terms shall adopt the definitions below for the Agreement.

(1)

“PayCAS” means the payment terminals that C&S lends or provides, or that a third party lends or provides in partnership or jointly with C&S, the sale and provision of PayCAS Settlement that can be used with those terminals, and related services provided by C&S in connection with or related to those terminals and services.

(2)	“PayCAS Settlement” means PayPay Settlement, Credit Card Settlement, and other settlement methods provided through PayCAS.

(3)	“PayPay Settlement” means the payment settlement service provided by PayPay (as defined in Article 2 of the “PayPay Merchant Terms” separately established by PayPay).

(4)	“Credit Card Settlement” means a payment method in which a credit card issued under a contract with a credit card issuer can be used for payment.

(5)	“Merchant” means any user of PayCAS Settlement, including prospective customers, intending to use PayCAS Settlement.

(6)	“PayCAS Usage Commencement” means the date a Merchant settles its first transaction with PayCAS.

(7)

“PayPay SC” means PayPay SC Corp., a company established through investments by the Parties for the purpose of providing a multi-settlement service and collecting payment data for future use in business finance, etc.

(8)	“SID” means the store ID associated with a Merchant issued by PayPay.

Article 3 Roles

1.	The roles of each party in this Agreement shall be as follows.

(1)	Role of PayPay

(i)

Development of Merchants (meaning introduction and explanation of PayCAS to prospective customers, coordination and negotiation with prospective customers on the terms under which PayCAS and PayCAS Settlement are offered, delivery of information and documents related to contract procedures to prospective customers, and other related services)

(ii)	Coordination of Merchant information with C&S

(iii)	Support for Merchants prior to use of PayCAS

(iv)	Provision of PayPay Settlement (only if the Merchant passes PayPay’s prescribed Merchant screening)

(v)	Analyses for PayPay’s marketing strategy planning and product design based on Merchant and payment information received from C&S and SBPS

(vi)

Provision to SBPS of information regarding Merchants using financial services (including future services provided after the date of execution of this Agreement) provided by PayPay (including, but not limited to, Merchants using PayCAS) and information on their transactions

(2)	Role of C&S

(i)	Provision of PayCAS

(ii)	Coordination of Merchant information with SBPS and PayPay

(iii)	Support for Merchants after commencing use of PayCAS

(iv)	Obtaining consent from existing PayPay Merchants as specified in Paragraph 6 of this Article

(3)	Role of SBPS

(i)	Merchant screening

(ii)	Provision of Credit Card Settlement and other PayCAS Settlement and Merchant support for PayCAS Settlement

(iii)	Coordination of Merchant information with C&S and PayPay

(iv)	Analyses for marketing, policy planning, service improvement, and product design based on the information received from PayPay under Item 1(vi) of this paragraph

2.

In Merchant development, PayPay shall use the methods (including sales prices, sales channels, etc.) determined through separate consultation between the Parties, and shall not engage in any of the following acts. The Parties confirm that if PayPay works with C&S on Merchant development under Item 1(i) of the preceding paragraph, PayPay shall be excluded from the revenue share in the PayCAS Project provided for in the following Article.

(1)	Use the latest accurate information, make false or exaggerated advertisements or representations, or make ambiguous statements that may mislead Merchants

(2)	Engage in any conduct that damages or may damage the brand image of another party

3.	PayPay shall refer Merchants to C&S in the manner separately agreed upon by the Parties, and C&S shall coordinate the information of the referred Merchants to SBPS.

4.

When offering PayPay Settlement, PayPay shall screen Merchants and determine whether or not to offer PayPay Settlement based on the Comprehensive Agency Agreement it has separately concluded with SBPS.

5.

C&S shall enter into an agreement with the Merchant for the provision and use of PayCAS in accordance with the PayCAS Agreement separately concluded with SBPS (including, but not limited to, the agreement regarding the assignment of receivables for monthly subscription fees arising from the use of PayCAS) before providing PayCAS.

6.

If the Merchants developed in Paragraph 1, Item 1(i) of this Article includes an existing PayPay Merchants, C&S shall obtain consent from those Merchants for PayPay to provide C&S and SBPS of the existing PayPay Merchant registration information and to the suspension of PayPay usage as an existing PayPay Merchant when those Merchants become ready to start using PayCAS.

7.	If C&S obtains consent from a Merchant pursuant to the preceding paragraph, C&S shall report on the status of consent acquisition in the manner designated by PayPay at PayPay’s request.

8.

SBPS shall determine, based on the Merchant information received from C&S, whether to offer PayCAS Settlement, including Credit Card Settlement, to Merchants. If SBPS provides PayCAS Settlement to a Merchant as a payment processor, SBPS will request a review by the settlement company that provides the payment method in accordance with the general agency agreement signed by both SBPS and the settlement company.

9.

If, as a result of the screening process described in the preceding paragraph, SBPS approves or is approved to provide settlement services to a Merchant, it shall enter into an agreement with the Merchant for the provision of PayCAS Settlement, and SBPS shall provide PayCAS Settlement.

10.	SBPS will share the payment information for PayCAS Settlement with C&S and PayPay.

11.	The Parties confirm that the Merchant development, provided for in Paragraph 1, Item 1(i) of this Article, includes sales of PayCAS Settlement terminals and the PayCAS Settlement service.

12.	The method and timing of implementation of Paragraph 1, Item 1(vi) and Paragraph 1, Item 3(iv) of this Article shall be determined through separate consultation between SBPS and PayPay.

13.	C&S and SBPS consent to PayPay’s outsourcing to PayPay SC of the business activities provided for in Paragraph 1, Item 1(i) and (iii) of this Article.

14.

Except as provided in the preceding paragraph, any outsourcing by any of the Parties of the performance of its role under this Article to a third party shall be at that party’s own responsibility and cost, and that party is jointly and severally liable with the outsourcee for the performance and results of the outsourced work.

Article 4 Revenue Sharing

1.

C&S shall distribute to each party the total amount of monthly fees and terminal sales (for paid sales) obtained from Merchants pursuant to the PayCAS agreements with Merchants for the period from the first day of each month to the end of that month, less the variable costs (as defined in the Exhibit) as determined through consultation between the Parties (the “PayCAS Distributable Amount”), in the following percentages.

Party	Ratio
PayPay	34%
C&S	33%
SBPS	33%

2.

C&S shall calculate the PayCAS Distributable Amount for the period from the first day of each month to the end of that month (the “PayCAS Aggregation Period”) and report that amount to PayPay and SBPS by the 20th day of the following month. C&S shall pay the amount stated in that report by wire transfer to the financial institution accounts designated by PayPay and SBPS by the last day of the month after the PayCAS Aggregation Period (or the preceding business day if the financial institution is closed on that day). C&S shall bear any transfer fees.

3.

PayPay or SBPS shall notify C&S of any doubts regarding the content of the report provided for in the preceding paragraph within two business days after receiving that report. If no notice is received within two business days, PayPay and SBPS shall be deemed to have agreed to the content of the report. If C&S receives a notice of doubt from PayPay or SBPS, C&S shall consult with that party and handle the report in good faith.

4.

SBPS shall distribute to each party the total amount of settlement fees obtained from Merchants pursuant to the settlement service agreements with Merchants for the period from the first day of each month to the end of that month, less variable costs (as defined in the Exhibit) as determined through consultation between the Parties (the “Settlement Service Distributable Amount”), in the following proportions.

Party	Ratio
PayPay	34%
C&S	33%
SBPS	33%

5.

SBPS shall calculate the Settlement Service Distributable Amount for each PayCAS Aggregation Period and report that amount to PayPay and C&S by the 20th day of the following month. SBPS shall pay the amount stated in that report by wire transfer to the financial institution accounts designated by PayPay and C&S by the last day of the month after the PayCAS Aggregation Period (or the preceding business day if the financial institution is closed on that day). SBPS shall bear any transfer fees.

6.

PayPay or C&S shall notify SBPS of any doubts regarding the content of the report provided for in the preceding paragraph within two business days after receiving that report. If no notice is received within two business days, PayPay and C&S shall be deemed to have agreed to the content of the report. If SBPS receives notice of doubt from PayPay or C&S, SBPS shall consult with that party and handle the notice in good faith.

7.

In light of PayPay SC’s responsibility for Merchant acquisition pursuant to Paragraph 12 of the preceding Article, each party agrees to pay to PayPay SC the sum of the incentive amounts set out in the following table for each PayCAS Aggregation Period (the “Incentive Compensation”), out of the PayCAS Distributable Amount and the Payment Services Distributable Amount (collectively, the “Distributable Amounts”), for the incentive periods set out in the following table, in the proportions specified in Paragraphs 1 and 4. The continuing incentive and follow-on incentive are for PayCAS Settlement service contracts that are in effect during the incentive period.

Incentive Compensation

Incentive type	Incentive amount	Incentive period

Acquisition incentive (Once only, for initial operation)	Per SID of initial operation 30,000 yen	Only for the month in which the PayCAS Usage Commencement falls

Continuing incentive (Four years from initial operation)	Equivalent to 18% of the Distributable Amounts (monthly)	To the last day of the month before the month in which the four-year anniversary of the PayCAS Usage Commencement falls

Follow-up incentive (From the fifth year after initial operation)	500 yen per month per SID in operation	From the month in which the four-year anniversary of the PayCAS Usage Commencement falls to the termination date of this Agreement

Follow-up incentive (Existing Merchants)	500 yen per month per SID in operation	For Merchants for which the PayCAS Usage Commencement falls prior to [July 31, 2024]; to the termination date of this Agreement

8.

With respect to the Incentive Compensation for each PayCAS Aggregation Period, (i) PayPay shall aggregate the acquisition incentive and follow-up incentive and send a report to C&S and SBPS by the 25th of the following month, (ii) C&S shall calculate the amount of the portion of the continuing incentive that is based on the PayCAS Distributable Amount by the 20th of the following month and include it in the report provided for in Paragraph 2, and (iii) SBPS shall calculate the amount of the portion of the continuing incentive that is based on the Settlement Service Distributable Amount by the 20th of the following month and include it in the report provided for in Paragraph 5, and shall notify the other parties. PayPay shall issue an invoice to C&S and SBPS by the last day of the month following the PayCAS Aggregation Period for the Incentive Compensation owed by C&S and SBPS under the preceding paragraph. C&S and SBPS shall pay the amount stated in that invoice by wire transfer to the financial institution accounts designated by PayPay and C&S by the last day of the month after the PayCAS Aggregation Period (or the preceding business day if the financial institution is closed on that day). SBPS and C&S shall bear their respective transfer fees.

9.

C&S and SBPS shall notify PayPay of any doubts regarding the content of the invoice provided for in the preceding paragraph within two business days after receiving that invoice. If no notice is received within two business days, PayPay and C&S shall be deemed to have agreed to the content of the invoice. If PayPay receives notice of doubt from SBPS or C&S, PayPay shall consult with that party and handle the notice in good faith.

10.

PayPay shall pay the Incentive Compensation to PayPay SC in a manner to be separately agreed upon by PayPay and PayPay SC, calculated as the sum of the Incentive Compensation amount borne by C&S and SBPS received pursuant to Paragraph 8 plus the Incentive Compensation amount to be borne by PayPay. The obligations of C&S and SBPS to pay Incentive Compensation to PayPay SC shall be extinguished upon completion of payment from C&S and SBPS to PayPay in accordance with Paragraph 8.

11.	The Parties shall periodically consult and review the distribution ratios specified in Paragraphs 1, 4 and 7.

Article 5 Confidentiality Obligations

1.

None of the Parties shall use for any purpose other than the performance of this Agreement any information disclosed by another party in connection with this Agreement (including, but not limited to, information regarding Merchants)including but not limited to any technical, management, or other confidential business information of the other party, or the existence and content of this Agreement (whether in writing, electronic data, or any other form; collectively, “Confidential Information”) without the prior written consent of the party that disclosed the Confidential Information to it (the “Disclosing Party”). None of the parties shall disclose or divulge Confidential Information to any third party (excluding disclosure to its own officers and employees to whom disclosure is necessary for the performance of this Agreement, to the extent necessary) during the term of this Agreement or after the termination of this Agreement. However, Confidential Information does not include any of the following information:

(1)	information that is already public knowledge at the time of disclosure, or that becomes public knowledge after disclosure due to a reason not attributable to the receiving party;

(2)	information already in the possession of the receiving party without any obligation of confidentiality at the time of disclosure by the Disclosing Party;

(3)	information legitimately obtained from a third party without assuming any obligation of confidentiality; and

(4)	information that can be proven to have been developed independently after disclosure by the Disclosing Party, without reference to information from the Disclosing Party.

2.

If a court or other public authority requests disclosure of Confidential Information, the Parties shall, to the extent possible under applicable laws and regulations, consult with the Disclosing Party in advance to discuss whether and to what extent the information may be disclosed, and act accordingly.

3.	The Parties shall not copy or reproduce Confidential Information for any purpose other than the performance of this Agreement.

4.

Upon termination of this Agreement due to the expiration of its term, or for any other reason, the party that has received Confidential Information shall, at the discretion of the Disclosing Party, return to the other party or destroy the Confidential Information and shall not allow the Confidential Information to remain within its own company.

5.

The Parties shall notify their officers and employees who need to have access to Confidential Information for the purpose of performing this Agreement that the information is subject to an obligation of confidentiality to the Disclosing Party and instruct and monitor those officers and employees such that all possible measures are taken to manage that information.

Article 6 Protection of Personal Information

1.

The Parties may use the personal information of employees of another the other party or staff of a Merchant (meaning personal information as defined in Article 2, Paragraph 1 of the Act on the Protection of Personal Information (Act No. 57 of May 30, 2003)) to the extent necessary for the performance of this Agreement.

2.

In acquiring, using, and managing personal information, the Parties shall comply with the Act on the Protection of Personal Information and other relevant laws and regulations, and shall strictly manage personal information and establish a system that renders impossible its unauthorized duplication or removal by the Parties’ own employees or others.

3.

Each of the Parties shall immediately report to the other parties any unauthorized access, loss, alteration, or disclosure of personal information or databases containing personal information under its control.

4.	Each of the Parties shall indemnify the other parties for any damages incurred due to a breach of this Article.

Article 7 Elimination of Anti-social Forces

1.

Each party represents and covenants to the other parties that none of it, its representatives and officers, and other persons considered to have substantive control over its management, constitutes or will in the future constitute any of the following persons or entities (“Organized Crime”):

(1)	an organized crime group (boryokudan);

(2)	a member of an organized crime group;

(3)	a person that ceased being a member of an organized crime group within the past five years;

(4)	an associate member of an organized crime group;

(5)	a company affiliated with an organized crime group;

(6)

a corporate extortionist (sokaiya-to), extortionist operating under the guise of a social movement or political activity (shakai undo-to hyobo goro) or a group or individual with special expertise connected to organized crime (tokushu chino boryoku shudan-to);

(7)	any person or entity similar to the above.

2.	Each party represents to the other parties that it does not, and covenants that it will not in the future, fall under any of the following items:

(1)	having a relationship in which its management is considered to be controlled by a member of an Organized Crime group;

(2)	having a relationship in which a member of a member of an Organized Crime group is considered to be substantively involved in its management;

(3)

having a relationship in which it is considered to unjustly use Organized Crime for the purpose of obtaining unjust gains for itself or a third party, causing damage to a third party, or any other purpose;

(4)	having a relationship in which it provides funds and the like or other benefits to Organized Crime or otherwise contributes to Organized Crime; or

(5)	having an officer or other person substantively involved in its the management who has a socially reprehensible relationship with Organized Crime.

3.	Each party covenants to the other that it will not, itself or through a third party, make or commit:

(1)	fraud or violent demands;

(2)	unjust demands in excess of the victim’s legal liability;

(3)	threatening behavior or violence in connection with business affairs;

(4)	the act of spreading rumors, using fraudulent means or force to damage the reputation of the other party, or obstructing the other party’s business affairs; or

(5)	any other act similar to the above.

4.

If there are reasonable circumstances to suspect that the either party falls under Paragraph 1 or Paragraph 2, the other party may investigate that party irrespective of the truth of the matter, and that party shall cooperate in the investigation. If either party determines that it falls under, or may potentially fall under, Paragraph 1 or Paragraph 2, that party shall immediately notify the other party.

5.

If any party falls under, breaches, or makes a false report in connection with representations and covenants under any of the preceding four paragraphs, or is suspected of doing so, the other parties may terminate this Agreement without prior notice to that party. In such case, all monetary obligations owed by the breaching party to the terminating party will automatically be accelerated and become immediately due and payable in cash.

6.

The party that terminates this Agreement under this Article is not liable for compensation or indemnification of any damage incurred by the other party. The party in breach of this Article shall compensate for any damage incurred by the terminating party due to the termination.

Article 8 Termination for Cause

1.	Any of the Parties may terminate this Agreement by a demand for cure specifying a reasonable period of time if another party fails to perform this Agreement.

2.

Notwithstanding the preceding paragraph, any of the Parties may immediately terminate this Agreement, in whole or in part, without issuing a demand for cure, if any of the following events occurs with respect to another party:

(1)

the other party is the subject of a petition for revocation of license, suspension of business, or similar disposition, suspension of payments, insolvency, disposition of tax delinquency, corporate reorganization, bankruptcy, civil rehabilitation proceedings, other special liquidation, or a petition for commencement of similar proceedings;

(2)	the other party is the subject of a petition for compulsory execution, provisional attachment, provisional disposition, or auction by a third party;

(3)	a note or check issued by the other party is dishonored;

(4)	there are reasonable grounds to determine the status of the other party’s assets has deteriorated;

(5)	the other party dissolves, conducts a merger or company split, or transfers all or a material part of its business;

(6)	the other party breaches laws and regulations with the potential to impede the performance of this Agreement;

(7)	a party reasonably believes that the other party has committed an act that is damaging to its own reputation;

(8)	it is reasonably determined that the other party’s business or business type is offensive to public order and morals; or

(9)	the other party is the subject of an administrative action.

3.

If this Agreement is terminated under the preceding two paragraphs, all monetary obligations owed by the breaching party to the other parties will automatically be accelerated and become immediately due and payable in cash.

Article 9 Damages

If any party incurs damage due to a reason attributable to another party in connection with the performance of this Agreement, the other party is liable and shall compensate for that damage to the extent of actual, direct, and ordinarily foreseeable damage.

Article 10 Public Notice

If any of the Parties intend to make a public announcement concerning the existence and content of this Agreement, the transactions contemplated in this Agreement, or the execution and performance of this Agreement, or using or referring to another party’s name, trade name, trademark, logo, service mark, or other mark after execution of this Agreement, that party must obtain the prior consent of all of the other parties in advance, and shall comply any reasonable instructions of the other parties, unless obligated to make that disclosure by law. However, even where legally obligated, the timing, method, and content of the public announcement shall be discussed in advance between the parties concerned to the extent possible.

Article 11 No Transfer of Rights and Obligations

No party may directly or indirectly assign, transfer, or otherwise dispose of its position under this Agreement and any rights and obligations hereunder to any third party without the prior written consent of all other parties.

Article 12 Burden of Costs

Each party shall bear its own expenses in connection with this Agreement and the series of transactions, etc. incidental hereto, unless otherwise provided for in this Agreement or unless otherwise agreed between the parties.

Article 13 Term

1.

The term of this Agreement is one year from August 1, 2024. However, unless either party gives written notice to the contrary at least six months before the expiration of this Agreement, this Agreement will automatically renew under the same terms for one year upon expiration, and the same applies thereafter. If any outstanding or incomplete obligations exist at the time of the expiration of this Agreement, the relevant provisions of this Agreement will continue to apply with respect to those obligations until performance is completed.

2.	The provisions of Articles 5 through 11, 17 and 18 shall remain in effect even after the termination of this Agreement.

Article 14 Lapse of the Original Agreement

The Parties confirm that the Original Agreement shall lapse subject to this Agreement becoming effective. If any outstanding or incomplete obligations exist at the time of the lapse of the Original Agreement, the relevant provisions of the Original Agreement will continue to apply with respect to those obligations until performance is completed.

Article 15 Severability

If any provision of this Agreement is held to be illegal, invalid or unenforceable for any reason, that fact does not render any other provision of this Agreement illegal, invalid or unenforceable, and in such event, that provision shall be construed only to the extent necessary to make it legal, valid and enforceable.

Article 16 Amendment

Any amendment, modification or revision of this Agreement may be made only by a written agreement between the Parties.

Article 17 Governing Law

This Agreement is governed by and shall be interpreted in accordance with the laws of Japan.

Article 18 Jurisdiction

The Tokyo District Court has exclusive jurisdiction as the court of first instance over all disputes in connection with this Agreement.

Article 19 Good-Faith Consultation

The Parties shall consult in good faith and work to resolve any matter not provided for herein or doubt regarding the interpretation of this Agreement in accordance with the purport of this Agreement.

In witness whereof, the parties shall prepare this Agreement in triplicate and prepare an electronic or magnetic record of this Agreement, and PayPay, C&S and SBPS shall affix their respective electronic signatures, and each party shall retain that record or a copy thereof. If executed as a paper instrument, this Agreement shall be prepared in triplicate, and each party shall affix its name and seal hereto and retain one original.

August 1, 2024

PayPay:	1-3 Kioicho, Chiyoda-ku, Tokyo

PayPay Corp.

Ichiro Nakayama, Representative Director [e-signature]

C&S:	1-7-1 Kaigan, Minato-ku, Tokyo

SBC&S Corporation

Kazuya Kusakawa, Representative Director, President and CEO [signature]

SBPS:	1-7-1 Kaigan, Minato-ku, Tokyo

SB Payment Service Corp.

Tomonobu Hotta, Representative Director and Vice President [seal]

Exhibit: Variable Expenses

1.	Variable costs related to Article 4, Paragraph 1 (C&S)

Monthly item	Variable cost	Tax category	Remarks
PAX Store	190 yen	Taxable (tax not included)	Monthly
Communication expenses	300 yen	Taxable (tax not included)	Monthly
Electronic money usage fee	690 yen	Taxable (tax not included)	Monthly
Terminal amortization	1,000 yen	Taxable (tax not included)	Monthly
Initial amortization of electronic money	82 yen	Taxable (tax not included)	Monthly
Terminal costs (when sold for value)	48,000 yen	Taxable (tax not included)	One-off
Initial cost of e-money (when sold for value)	3,900 yen	Taxable (tax not included)	One-off

*	All of the above items are per settlement terminal.

2.	Variable costs related to Article 4, Paragraph 2 (SBPS)

Method of settlement		Variable cost	Tax category	Remarks
Credit card	VISA/MASTER	2.50%	Tax exempt	See Note 1
	JCB/AMEX/DINERS/DISCOVER	2.95%	Tax exempt	See Note 1
	UnionPay	1.20%	Tax exempt
Electronic money	Transport IC	0.91%	Taxable (tax not included)
	Rakuten Edy	1.60%	Taxable (tax not included)
	iD	2.70%	Tax exempt
	WAON	1.60%	Taxable (tax not included)
	nanaco	1.59%	Taxable (tax not included)
	QUICPay	2.95%	Tax exempt
Code settlement	PayPay	1.07%	Taxable (tax not included)	See Note 2
	Rakuten Pay	2.94%	Taxable (tax not included)
	d-barai	2.85%	Tax exempt
	au Pay	2.00%	Taxable (tax not included)
	Meru Pay	1.50%	Taxable (tax not included)
	J-Coin Pay	2.60%	Tax exempt
	Alipay	0.80%	Tax exempt
	Alipay+ (Alipay)	0.55%	Tax exempt
	Alipay+ (non-Alipay)	0.55%	Tax exempt
	WeChat Pay	0.60%	Tax exempt
	UnionPay	1.20%	Tax exempt
	JKOPAY	1.40%	Tax exempt

*

Variable costs refer to the settlement fees agreed between SBPS and each settlement institution. However, if SBPS separately agrees with a settlement institution to set a fee rate for each Merchant, that rate applies.

Note 1: Settlement fees vary by business type and category. The deductible amount is the settlement fee actually applied based on the contract with the Merchant.

Note 2: Notwithstanding the provisions of the PayPay Sales Alliance Partner Agreement dated December 3, 2018 between PayPay and SBPS, the rate of PayPay’s settlement fees payable to SBPS when it becomes a PayPay Merchant under this Agreement are as set out in the table.